Exhibit 99.1
NEWS RELEASE

CONTACT:

Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2017 First Quarter Operating Results;
Software Bookings and Backlog Increase, Wireless Trends Improve

Board Declares Regular Quarterly Dividend, Authorizes $10 Million Stock Repurchase Program

SPRINGFIELD, Va. (April 26, 2017) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the first quarter ended March 31, 2017. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 23, 2017 to stockholders of record on May 23, 2017.
2017 First-Quarter Results:
In the 2017 first quarter, consolidated revenue was $41.4 million, compared to $45.4 million in the first quarter of 2016 and $44.2 million in the fourth quarter of 2016. Software revenue was $15.6 million in the first quarter of 2017, compared to $17.2 million in the first quarter of 2016. Wireless revenue totaled $25.8 million in the first quarter, compared to $26.5 million in the prior quarter and $28.2 million in the prior-year quarter.
Net income for the first quarter of 2017 was $0.9 million, or $0.04 per share, compared to $3.4 million, or $0.17 per share, in the first quarter of 2016.
First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $4.6 million, or 11.1 percent of revenue, down from $7.9 million, or 17.8 percent of revenue, in the prior quarter, and $9.1 million, or 20.1 percent of revenue, in the first quarter of 2016.

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Other key results and highlights for the first quarter of 2017 included:

•
Software bookings of $19.8 million, compared to $15.1 million in the prior year quarter. First quarter 2017 bookings included $9.5 million of operations bookings and $10.3 million of maintenance renewals, compared to $5.6 million of operations bookings and $9.5 million of maintenance renewals in the first quarter of 2016.

•	Software backlog totaled $40.6 million at March 31, 2017, compared to $38.3 million at December 31, 2016, and $36.8 million in the year earlier period.

•
Of the $15.6 million in software revenue for the first quarter, $6.0 million was operations revenue and $9.6 million was maintenance revenue, compared to $8.1 million and $9.1 million, respectively, of the $17.2 million in software revenue in the first quarter of 2016.

•	The renewal rate for software maintenance in the first quarter of 2017 was greater than 99 percent.

•
The quarterly rate of paging unit erosion was 1.8 percent in the first quarter of 2017, compared to 1.7 percent in the year-earlier quarter. Net paging unit losses were 20,000 in the first quarter of 2017, consistent with net paging losses in the first quarter of 2016. Paging units in service at March 31, 2017 totaled 1,091,000, compared to 1,153,000 at the end of the prior year period.

•	The quarterly rate of wireless revenue erosion was 2.5 percent in the first quarter of 2017 versus 1.9 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $7.56 in the first quarter of 2017, compared to $7.59 in the prior quarter and $7.77 in the year-earlier quarter.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $36.8 million in the first quarter of 2017, compared to $36.3 million in the year-earlier quarter, and $36.3 million in the prior quarter.

•	Capital expenses were $2.9 million in the first quarter of 2017, compared to $1.4 million in the year-earlier quarter.

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•	The number of full-time equivalent employees at March 31, 2017 totaled 599, compared to 587 at year-end 2016 and 595 at March 31, 2016.

•
Capital returned to stockholders in the first quarter of 2017 totaled $7.7 million, in the form of $2.6 million from the regular quarterly dividend and $5.1 million from the special dividend that was declared in December 2016 and paid in January 2017.

•	The Company’s cash balance at March 31, 2017 was $118.9 million, compared to $111.9 million at March 31, 2016, and $125.8 million at the prior year-end.
Management Commentary:
“We are encouraged with our performance in the first quarter of 2017 and believe that it provides a solid base for the remainder of the year,” said Vincent D. Kelly, chief executive officer. “We posted the largest first quarter software bookings result in our history and saw strong year-over-year performance in a number of other key operating measures, including average deal size, number of new logo deals, backlog levels, as well as wireless subscriber retention. We achieved these results, as we increased our investment in our business by enhancing and upgrading our product development team and tools, as well as our sales infrastructure and management. As we have previously outlined, while these investments will lower our margins over the next several years, we believe this effort will yield significant future benefits in the form of our improved, integrated communication platform, Spok Care Connect®, as well as higher future bookings levels, and ultimately margins, supported by our enhanced and upgraded sales team. Overall, we continued to operate profitably, enhance our product offerings, and operate as a debt-free company. We also executed against our capital allocation strategy, by continuing to make key strategic investments in our business while returning cash to our stockholders during the quarter in the form of dividends.”
Commenting on software results, Kelly said: “We were particularly pleased with the strong software bookings levels, as we posted the largest first quarter results in our company’s history.” Kelly also attributed a more than 99 percent renewal rate on software maintenance contracts as a key driver of

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software revenue levels. Similar to Spok’s wireless revenue stream, software maintenance revenue is a largely recurring revenue stream that provides the Company with a more stable revenue base.
Kelly said first quarter bookings of $19.8 million included record highs for both operations and maintenance, while the software backlog of $40.6 million at March 31st was up more than 10 percent from the prior year quarter.   “We will continue to focus on generating activity through the remainder of the year and are encouraged as bookings included sales to both new and current customers, with existing customers adding products and applications to expand their portfolio of communications solutions.  Customer demand remained strongest for upgrades to call center solutions, healthcare applications to increase patient safety, and improved nursing workflows.”  Kelly added: “We continue to see growing demand for our software solutions for smartphone communications, secure texting, emergency management, and clinical alerting.”
Kelly noted that in addition to the Company’s quarterly financial performance, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to build an industry-leading reputation, and is generating sales momentum at the conferences we attend,” commented Kelly. “During the quarter, we generated tremendous activity from tradeshows and positioned Spok as a thought-leader in our industry. At the American Organization of Nurse Executives (AONE) conference, our chief nursing officer hosted a focus group to discuss nursing challenges in the current healthcare environment. We also continue to benefit from the leads generated at the 2017 HIMSS Annual Conference that we attended in late February. Our sales teams intend to carry the momentum generated at these conferences and tradeshows throughout 2017. The combination of Spok’s strong team, solid financial base and industry-leading products and services, positions us to capture the opportunity in our chosen markets and stimulate sustainable growth.”
The Company posted solid results for its wireless products and services in the first quarter. Gross pager placements of 28,000 and gross disconnects of 48,000 were in-line with the year-earlier quarter. “As a

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result, annual net pager losses declined to an historical low of 5.4 percent, on a twelve-month trailing basis, and were 1.8 percent in the first quarter, in-line with the prior-year quarter,” continued Kelly. “Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented approximately 92.3 percent of our subscriber base and 90.5 percent of our paging revenue at quarter end. Healthcare comprised 79.7 percent of our subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”
Spok returned capital to stockholders, totaling $7.7 million, in the first quarter of 2017. During the period, the Company paid $2.6 million in regular quarterly dividends and $5.1 million in the special dividend that was declared in December 2016 and paid in January 2017. Kelly added, “Throughout 2017, we will remain focused on returning value to our shareholders through our capital allocation strategy, which includes dividends and key strategic investments in our products and business that will create sustainable growth. We continue to evaluate our capital allocation strategy on a quarterly basis and will communicate our plans to you with respect to dividends, potential share repurchases and other uses of capital.”
Stock Repurchase Authorization:
The Company also announced that its Board of Directors has authorized the repurchase of up to $10 million of the Company’s common stock through 2017 on the open market or in privately negotiated transactions. “Spok’s management team and Board of Directors firmly believe in our long-term growth prospects,” said Kelly. “We intend to utilize our healthy balance sheet and the ability to generate operating cash flow to fund the new repurchase program, which we believe will create further value for our stockholders.”
The timing and the amount of any repurchases of common stock will be determined by Spok’s board based on its evaluation of market conditions and other factors. Repurchases of common stock will be

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made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased common stock will be available for use in connection with the Company's stock plans and for other corporate purposes.

Chief Financial Officer (CFO) Transition:
Late in the first quarter, Spok announced that Michael W. Wallace had joined the Company as its new CFO. He succeeded Shawn E. Endsley in that position, who has continued with the company in the role of Chief Accounting Officer. Wallace brings with him a proven ability to manage the finance function in a rapidly growing and changing environment and implementing strategies for improving revenue and profitability. “I am excited to welcome Mike to Spok’s management team, where he has already had an immediate impact as we continue our transition from a telecom-based wireless company to a software provider that delivers industry-leading unified healthcare communications solutions,” said Kelly. “We are particularly impressed with Mike’s deep experience in medical diagnostic services, software development, digital/interactive marketing and regulatory compliance.”

Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2017, Wallace noted: “We are pleased that quarterly results were consistent with our expectations and we are maintaining the 2017 guidance range that we provided last quarter.” With regard to financial guidance for 2017, Wallace reiterated that the Company expects total revenue to range from $161 million to $177 million, operating expenses (excluding depreciation, amortization and accretion) to range from $153 million to $159 million, and capital expenditures to range from $8 million to $12 million.

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* * * * * * * * *
2017 First-Quarter Call and Replay:
The Company plans to host a conference call for investors to discuss its 2017 first quarter results at 10:00 a.m. ET on Thursday, April 27, 2017. Dial-in numbers for the call are 719-325-2126 or 800-210-9006. The pass code for the call is 6321677. A replay of the call will be available from 1:00 p.m. ET on April 27, 2017 until 1:00 p.m. ET on Thursday, May 11, 2017. To listen to the replay, please register at http://tinyurl.com/spokQ1earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.
* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok. For more information, visit spok.com or follow @spoktweets on Twitter.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

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Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2017	3/31/2016
Revenue:
Wireless	$25,860	$28,172
Software	15,584	17,216
Total revenue	41,444	45,388
Operating expenses:
Cost of revenue	7,036	8,017
Research and development	4,105	2,908
Service, rental and maintenance	8,066	8,305
Selling and marketing	5,922	6,529
General and administrative	11,710	10,506
Depreciation, amortization and accretion	3,223	3,323
Total operating expenses	40,062	39,588
% of total revenue	96.7%	87.2%
Operating income	1,382	5,800
% of total revenue	3.3%	12.8%
Interest income	122	49
Other income	(30)	254
Income before income tax expense	1,474	6,103
Income tax benefit (expense)	(620)	(2,659)
Net income	$854	$3,444
Basic and diluted net income per common share	$0.04	$0.17
Basic weighted average common shares outstanding	20,530,739	20,706,082
Diluted weighted average common shares outstanding	20,585,542	20,706,082
Key statistics:
Units in service	1,091	1,153
Average revenue per unit (ARPU)	$7.56	$7.77
Bookings	$19,788	$15,106
Backlog	$40,555	$36,766

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Revenue:
Wireless	$25,860	$26,535	$27,024	$27,859	$28,172	$28,727	$29,375	$30,222
Software	15,584	17,649	18,331	16,776	17,216	18,612	16,806	17,747
Total revenue	41,444	44,184	45,355	44,635	45,388	47,339	46,181	47,969
Operating expenses:
Cost of revenue	7,036	7,482	7,639	7,513	8,017	8,035	7,871	9,131
Research and development	4,105	3,702	3,645	3,211	2,908	2,608	2,525	2,579
Service, rental and maintenance	8,066	7,989	8,253	8,187	8,305	8,416	8,590	8,425
Selling and marketing	5,922	5,855	5,955	6,429	6,529	7,036	6,572	6,790
General and administrative	11,710	9,839	10,593	10,439	10,510	10,276	10,410	10,472
Severance	—	1,438	12	—	(4)	1,056	141	1,504
Depreciation, amortization and accretion	3,223	3,176	3,229	3,235	3,323	3,362	3,413	3,448
Total operating expenses	40,062	39,481	39,326	39,014	39,588	40,789	39,522	42,349
% of total revenue	96.7%	89.4%	86.7%	87.4%	87.2%	86.2%	85.6%	88.3%
Operating income	1,382	4,703	6,029	5,621	5,800	6,550	6,659	5,620
% of total revenue	3.3%	10.6%	13.3%	12.6%	12.8%	13.8%	14.4%	11.7%
Interest income (expense), net	122	99	67	61	49	13	1	3
Other income, net	(30)	100	85	104	254	71	784	264
Income before income tax expense	1,474	4,902	6,181	5,786	6,103	6,634	7,444	5,887
Income tax benefit (expense)	(620)	(1,876)	(2,123)	(2,334)	(2,659)	62,098	(3,222)	(2,512)
Net income	$854	$3,026	$4,058	$3,452	$3,444	$68,732	$4,222	$3,375
Basic and diluted net income per common share	$0.04	$0.15	$0.20	$0.17	$0.17	$3.28	$0.20	$0.16
Basic weighted average common shares outstanding	20,530,739	20,529,958	20,541,275	20,568,058	20,706,082	20,949,484	21,324,068	21,700,566
Diluted weighted average common shares outstanding	20,585,542	20,529,958	20,541,275	20,568,058	20,706,082	20,949,484	21,324,068	21,700,566
Key statistics:
Units in service	1,091	1,111	1,124	1,144	1,153	1,173	1,192	1,211
Average revenue per unit (ARPU)	$7.56	$7.59	$7.63	$7.71	$7.77	$7.79	$7.82	$7.86
Bookings	$19,788	$20,025	$18,659	$20,063	$15,106	$18,511	$16,746	$21,027
Backlog	$40,555	$38,295	$38,812	$39,475	$36,766	$38,650	$41,639	$43,524

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2017	12/31/2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,947	$125,816
Accounts receivable, net	24,079	23,666
Prepaid expenses and other	4,650	4,384
Inventory	1,841	1,996
Total current assets	149,517	155,862
Non-current assets:
Property and equipment, net	13,600	12,818
Goodwill	133,031	133,031
Intangible assets, net	9,796	10,803
Deferred income tax assets, net	72,802	73,068
Other non-current assets	2,519	2,505
Total non-current assets	231,748	232,225
Total assets	$381,265	$388,087
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,976	$1,909
Accrued compensation and benefits	11,080	13,268
Accrued dividends payable	11	5,140
Accrued taxes	4,047	4,132
Deferred revenue	30,663	29,145
Other current liabilities	2,560	2,733
Total current liabilities	50,337	56,327
Non-current liabilities:
Deferred revenue	749	752
Other long-term liabilities	8,774	8,921
Total non-current liabilities	9,523	9,673
Total liabilities	59,860	66,000
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	105,766	104,810
Retained earnings	215,637	217,275
Total stockholders' equity	321,405	322,087
Total liabilities and stockholders' equity	$381,265	$388,087

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2017	3/31/2016
Cash flows provided by operating activities:
Net income	$854	$3,444
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	3,223	3,323
Deferred income tax expense	279	2,327
Stock based compensation	955	637
Provision for doubtful accounts, service credits and other	223	238
Adjustment of non-cash transaction taxes	(122)	(81)
Changes in assets and liabilities:
Accounts receivable	(636)	1,322
Prepaid expenses and other assets	(146)	595
Accounts payable, accrued liabilities and other	(2,473)	(2,653)
Deferred revenue	1,515	367
Net cash provided by operating activities	3,672	9,519
Cash flows used in investing activities:
Purchase of property and equipment, net of proceeds from disposals of property and equipment	(2,851)	(1,445)
Net cash used in investing activities	(2,851)	(1,445)
Cash flows used in financing activities:
Cash distributions to stockholders	(7,694)	(2,580)
Purchase of common stock (including commissions), net of proceeds from issuance of common stock	4	(4,905)
Net cash used in financing activities	(7,690)	(7,485)
Net decrease in cash and cash equivalents	(6,869)	589
Cash and cash equivalents, beginning of period	125,816	111,332
Cash and cash equivalents, end of period	$118,947	$111,921
Supplemental disclosure:
Income taxes paid	$180	$352

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Revenue
Paging	$24,972	$25,441	$25,944	$26,564	$27,101	$27,637	$28,196	$28,782
Non-paging	888	1,094	1,080	1,295	1,071	1,090	1,179	1,440
Total wireless revenue	$25,860	$26,535	$27,024	$27,859	$28,172	$28,727	$29,375	$30,222

Subscription	543	551	560	503	498	471	392	419
License	1,171	1,594	1,842	1,691	1,593	2,733	1,457	3,011
Services	3,354	4,500	5,578	4,202	4,315	4,610	4,600	4,609
Equipment	973	1,402	1,091	1,250	1,729	1,764	1,434	1,301
Operations revenue	$6,041	$8,047	$9,071	$7,646	$8,135	$9,578	$7,883	$9,340

Maintenance revenue	$9,543	$9,602	$9,260	$9,130	$9,081	$9,034	$8,923	$8,407
Total software revenue	$15,584	$17,649	$18,331	$16,776	$17,216	$18,612	$16,806	$17,747

Total revenue	$41,444	$44,184	$45,355	$44,635	$45,388	$47,339	$46,181	$47,969

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Cost of revenue
Payroll and related	$4,489	$4,612	$4,468	$4,406	$4,634	$4,414	$4,277	$4,274
Cost of sales	1,910	2,309	2,480	2,227	2,673	2,902	2,549	3,801
Stock based compensation	58	(108)	57	58	49	33	33	34
Other	579	669	634	822	661	686	1,012	1,022
Total cost of revenue	7,036	7,482	7,639	7,513	8,017	8,035	7,871	9,131
Research and development
Payroll and related	3,396	3,198	2,940	2,478	2,325	2,025	1,889	1,936
Outside services	516	511	569	580	428	480	516	491
Stock based compensation	55	(82)	46	48	40	21	21	21
Other	138	75	90	105	115	82	99	131
Total research and development	4,105	3,702	3,645	3,211	2,908	2,608	2,525	2,579
Service, rental and maintenance
Payroll and related	2,670	2,689	2,641	2,647	2,747	2,790	2,723	2,619
Site rent	3,620	3,618	3,626	3,668	3,660	3,664	3,763	3,783
Telecommunications	1,069	1,088	1,152	1,117	1,213	1,269	1,377	1,271
Stock based compensation	20	(29)	15	15	13	7	7	7
Other	687	623	819	740	672	686	720	745
Total service, rental and maintenance	8,066	7,989	8,253	8,187	8,305	8,416	8,590	8,425
Selling and marketing
Payroll and related	3,103	3,575	3,502	3,510	3,666	3,780	3,664	3,732
Commissions	1,202	1,248	1,317	1,559	1,525	1,754	1,858	1,792
Stock based compensation	101	(131)	75	75	48	(7)	16	51
Other	1,516	1,163	1,061	1,285	1,290	1,509	1,034	1,215
Total selling and marketing	5,922	5,855	5,955	6,429	6,529	7,036	6,572	6,790
General and administrative
Payroll and related	4,442	4,542	4,142	4,306	4,392	4,029	4,320	4,611
Stock based compensation	721	(863)	507	534	488	316	316	548
Facility rent	819	817	848	810	839	856	868	841
Outside services	2,287	2,277	1,946	1,921	1,726	1,783	1,864	1,728
Taxes, licenses and permits	989	976	1,164	1,060	1,055	1,132	1,068	1,150
Other	2,452	2,090	1,986	1,808	2,010	2,160	1,974	1,594
Total general and administrative	11,710	9,839	10,593	10,439	10,510	10,276	10,410	10,472
Severance	—	1,438	12	—	(4)	1,056	141	1,504
Depreciation, amortization and accretion	3,223	3,176	3,229	3,235	3,323	3,362	3,413	3,448
Operating expenses	$40,062	$39,481	$39,326	$39,014	$39,588	$40,789	$39,522	$42,349
Capital expenditures	$2,851	$1,878	$1,396	$1,537	$1,445	$2,024	$1,318	$1,992

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Paging units in service
Beginning units in service (000's)	1,111	1,124	1,144	1,153	1,173	1,192	1,211	1,230
Gross placements	28	36	34	39	28	31	36	40
Gross disconnects	(48)	(49)	(54)	(48)	(48)	(50)	(55)	(59)
Net change	(20)	(13)	(20)	(9)	(20)	(19)	(19)	(19)
Ending units in service	1,091	1,111	1,124	1,144	1,153	1,173	1,192	1,211
End of period units in service % of total (b)
Healthcare	79.7%	79.3%	78.6%	78.2%	77.5%	77.0%	76.3%	75.9%
Government	6.4%	6.5%	6.7%	6.8%	6.9%	7.2%	7.2%	7.3%
Large enterprise	6.1%	6.2%	6.5%	6.6%	6.9%	6.9%	7.1%	7.3%
Other(b)	7.7%	8.0%	8.2%	8.3%	8.7%	9.0%	9.3%	9.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	102	106	110	114	118	123	128	134
101 to 1,000 units	214	217	222	228	238	243	250	256
>1,000 units	775	788	792	802	797	807	814	821
Total	1,091	1,111	1,124	1,144	1,153	1,173	1,192	1,211
Account size net loss rate(c)
1 to 100 units	(3.4)%	(3.9)%	(3.5)%	(4.0)%	(4.3)%	(3.9)%	(4.4)%	(3.4)%
101 to 1,000 units	(1.3)%	(2.3)%	(2.6)%	(4.0)%	(2.0)%	(2.9)%	(2.4)%	(3.8)%
>1,000 units	(1.7)%	(0.5)%	(1.2)%	0.6%	(1.2)%	(0.9)%	(0.8)%	(0.6)%
Total	(1.8)%	(1.2)%	(1.7)%	(0.8)%	(1.7)%	(1.6)%	(1.5)%	(1.6)%
Account size ARPU
1 to 100 units	$12.22	$12.25	$12.34	$12.48	$12.57	$12.52	$12.49	$12.57
101 to 1,000 units	8.66	8.63	8.64	8.65	8.70	8.65	8.69	8.72
>1,000 units	6.64	6.67	6.68	6.75	6.77	6.79	6.80	6.81
Total	$7.56	$7.59	$7.63	$7.71	$7.77	$7.79	$7.82	$7.86

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Reconciliation of net income to EBITDA (b) (c):
Net income	$854	$3,026	$4,058	$3,452	$3,444	$68,732	$4,222	$3,375
Plus (less): Income tax expense (benefit)	620	1,876	2,123	2,334	2,659	(62,098)	3,222	2,512
Less: Other income	30	(100)	(85)	(104)	(254)	(71)	(784)	(264)
Plus (less): Interest expense (income)	(122)	(99)	(67)	(61)	(49)	(13)	(1)	(3)
Operating income	1,382	4,703	6,029	5,621	5,800	6,550	6,659	5,620
Plus: depreciation, amortization and accretion	3,223	3,176	3,229	3,235	3,323	3,362	3,413	3,448
EBITDA (as defined by the Company)	4,605	7,879	9,258	8,856	9,123	9,912	10,072	9,068
Less: Purchases of property and equipment	(2,851)	(1,878)	(1,396)	(1,537)	(1,445)	(2,024)	(1,318)	(1,992)
Plus: Severance	—	1,438	12	—	(4)	1,056	141	1,504
Adjusted OCF (as defined by the Company)	$1,754	$7,439	$7,874	$7,319	$7,674	$8,944	$8,895	$8,580

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.
(c) EBITDA is the starting point for calculation of operating cash flow for purposes of the Company’s short term and long term incentive plans. Management and the Board of Directors also rely on EBITDA for purposes of determining the Company’s capital allocation policies.